LOAN AGREEMENT

September 19, 2006

This Convertible Loan Agreement (this "Agreement") is made and entered into as of September 19, 2006 by and among Fresh Harvest Products, Inc. (hereafter "Fresh Harvest" or "Borrower"), a New Jersey corporation, located at 3163 Kennedy Blvd Jersey City, NJ 07306 and MR. FREUND, an individual (s) Lender (hereafter "Lender") located at 1031-46 ST Brooklyn, NY 11219, with reference to the following facts:

Borrower desires to borrow from Lender, and Lender desires to lend to Borrower, certain funds described below, all on the terms and conditions set forth below.

THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. **The Convertible Loan**. Upon satisfaction of the conditions set forth herein, and at the times and upon the terms indicated, Lender shall make a Convertible Loan to Borrower (the "Loan"). The Loan, and any interest due (pro rata) Lender, is convertible at the option of the Lender at any time during the Term of the Loan. The Loan is Convertible into 50,000 shares of common stock of Fresh Harvest.

2. **Option.** Lender shall have the option to invest ~~$200,000~~ $400,000 ~~(two-hundred thousand~~ (four-hundred thousand) dollars) in Fresh Harvest at a 35% (thirty-five percent) discount to the market value of Fresh Harvest common stock, based upon the average of a five day trading price (on a public marketplace, OTC BB, AMEX, NASDAQ, etc.). If Lender wants to exercise this option prior to Fresh Harvest trading on a public market, the Parties will come to a mutual agreement of a discounted price. This Option has a life of 3 (three) years.

3. **Terms.** The Loan shall be in the aggregate total amount of $100,000 (One Hundred Thousand) Dollars and shall be advanced to Borrower in a single increment: $100,000 (One Hundred Thousand) Dollars. The Loan shall bear interest of 12% (twelve percent) per annum, shall have a Term of 24 (twenty-four) months and be fully due and payable on September 19, 2008.

Commencing September 19, 2008, if the Lender does not convert the Loan, Borrower shall make one equal payment to Lender of principal in respect of the Loan in the amount of $100,000 (One Hundred Thousand) Dollars plus accrued interest.

The parties have executed this Agreement as of the date set forth above.

LENDER:

HENDRIK FREUND
Name

Date SEP-21-06

BORROWER:

Fresh Harvest Products, Inc.
By:

Michael Jordan Friedman
Its Chairman & Chief Executive Officer

Date 9/21/06